Exhibit 99.2

PAINCARE HOLDINGS ACQUIRES CONTROLLING STAKE IN

AMPHORA, LLC

Strategic Acquisition of Neurophysiological Intraoperative Monitoring Company

Adds New Vertical to PainCare’s Growth Platform

Orlando, FL – (PR NEWSWIRE) – February 2, 2006 – PainCare Holdings, Inc. (AMEX:PRZ), a world class leader in the delivery of orthopedic rehabilitation, minimally invasive spine surgery and pain management solutions, today announced the acquisition of 60% of the capital stock of Amphora, LLC, a Colorado-based Intraoperative Monitoring (IOM) company serving medical institutions and surgeons throughout Colorado, Wyoming, Arizona and Nebraska.

During surgical procedures, IOM is used to continuously assess the functional integrity of a patient’s nervous system, identify neural structures in the operative field, and avoid damage to those structures.  In this regard, IOM offers protection of neural tissues and organs (brain, spinal cord and peripheral nerves) during surgery.  By measuring spontaneous or elicited (evoked) electrical signals produced by the nervous system or attached muscle groups during surgery, impending injury or nerve irritation can be detected.  This offers an opportunity to intervene and prevent permanent injury. IOM has been shown to be effective in reducing operative neurological complications in several types of surgeries, and is best documented in spinal surgeries for protection of the spinal cord. IOM has also shown to be highly effective in ENT craniofacial, orthopedic, and cardio- and cerebro-vascular surgeries.

According to Randy Lubinsky, CEO of PainCare, “Intraoperative Monitoring is one of the most promising growth areas in the medical services arena, particularly in our pain-focused disciplines.  Amphora is one of only a few IOM service providers in the United States using high tech, web-based connectivity to provide remote, real-time monitoring and interpretation services to hospitals and surgeons.  By leveraging the professional relationships and resources of PainCare’s national network of pain-focused physicians and medical specialists, there is an exciting opportunity to promote rapid national expansion of Amphora’s services. In fact, it is our belief that Amphora will prove to be a highly significant contributor to our Company’s future growth.”

Led by Bruce A. Lockwood, M.D., FABEM, John D. Bender, D.O., FABEM, and Richard (Rick) A. Flores, CNIM, Amphora utilizes state-of-the-art, internet-based connectivity tools and technologies to remotely provide surgeons with advanced technical monitoring and interpretation services in the operating room, in real time.  Based in Fort Collins, Colorado with offices in Englewood, Colorado and Cheyenne, Wyoming, the Intraoperative Monitoring Team is comprised of 12 field technicians and two monitoring physicians (Drs. Lockwood and Bender), which administer 7-8 surgical procedures each day, on average.  Based on the historical financial performance of the Company, Amphora is expected to generate approximately $7 million in revenue and $5 million in operating income annually.

The terms of the acquisition provide for PainCare to pay Amphora’s members total consideration of up to $15 million for a 60% stake in the Company.  $6.5 million of the purchase price was paid at closing in equal cash and stock payments.  The balance of the consideration will be paid in installments over three of four years and subject to a yearly formula.

Commenting on the transaction, Dr. Bender noted, “It was clear from our first meeting with PainCare that we shared the same enthusiasm, expectations and vision for the future of IOM.  Given PainCare’s national presence, proven track record for building on success and people-oriented management style, Bruce, Rick and I quickly recognized that PainCare was the right organization with the right resources capable of accelerating the full realization of Amphora’s exciting growth potential.”

About AMPHORA Leadership

Dr. Bruce Lockwood – Board Certified by the American Academy of Physical Medicine and Rehabilitation and the American Association of Neuromuscular and Electrodiagnostic Medicine, Dr. Lockwood is recognized as an industry leading expert in the field of Intraoperative Monitoring.  Credited with a number of publications related to the field of Physical Medicine and Rehabilitation, he also currently serves as an active staff member at McKee Medical Center in Loveland, Colorado; North Colorado Medical Center in Greeley, Colorado; and Poudre Valley Hospital in Fort Collins, Colorado.  Dr. Lockwood earned a BS in Biology from South Dakota State University and a Doctor of Medicine degree from the University of South Dakota.  He maintains hospital privileges from the University of Colorado Health Science Center, Swedish Medical Center, McKee Medical Center, North Colorado Medical Center, Poudre Valley Hospital, Longmont United Hospital and Boulder Community Hospital.

Dr. John D. Bender --   Noted as the “academic” of the Amphora team, Dr. Bender has served as Assistant Clinical Professor, Department of Rehabilitation Medicine, School of Medicine at the University of Colorado, as well as Assistant Clinical Instructor and frequent lecturer at the University of Pennsylvania School of Medicine.  He is a Fellow of the American Association of Electrodiagnostic Medicine; and Fellow of the American Academy of Physical Medicine and Rehabilitation. Prior to founding AMPHORA and managing his own private practice, Dr. Bender served as Associate Medical Director of the Colorado Rehabilitation Institute; Director of the Department of Physical Medicine and Rehabilitation at The Washington Hospital in Pennsylvania; and Director of the Department of Physical Medicine and Rehabilitation at Mount Sinai Hospital in Pennsylvania.  As a Commissioned Officer in the U.S. Navy/U.S. Public Health Service, Dr. Bender served as Ship’s Medical Officer on the USS Edson, General Medical Officer at the Naval Hospital in Philadelphia and Chief Medical Officer at the Metropolitan Correctional Center in New York City.  He is an active member of both the American Association of Neuromuscular and Electrodiagnostic Medicine and the American Society of Neurophysiological Monitoring.  After receiving a BS degree from Lehigh University, Dr. Bender earned a Master of Science in Engineering Mechanics from Pennsylvania State University and Doctor of Osteopathic Medicine from the Philadelphia College of Osteopathic Medicine.

Richard A. Flores – On an operational basis, Rick serves as Amphora’s lead technologist and oversees the development of all IOM protocols for the medical institutions served by Amphora.  Board certified in Neurophysiologic Monitoring, Polysomnographic Technology and certified in Electroencephalography, his areas of specialty include IOM, Clinical Evoked Potentials, Long Term EEG, Clinical EEG and Polysomnography.  He has served as CEO of NeuroMonitoring Consultants of Colorado and Clinical Lead/Neuro Coordinator for Boulder Community Hospital.

About PainCare Holdings, Inc.

Founded in Orlando, Florida in 2000, PainCare is rapidly emerging as one of North America’s leading providers of cost-effective, high-tech pain relief. The Company has established and is growing a highly specialized, professional health services organization that is comprised of many internationally renowned neuro- and orthopedic surgeons, physiatrists and pain management specialists. Specifically, PainCare’s group of medical professionals offers pain sufferers a wide range of modalities including interventional pain management, minimally invasive spine surgery and orthopedic rehabilitation.

Through acquired or managed practices, and in partnership with independent physician practices, group practices and medical institutions throughout the country, PainCare also offers numerous ancillary services including MedX-Direct, a proprietary, on-site, turnkey orthopedic rehabilitation program; EDX-Direct, a comprehensive electro-diagnostic medicine program; diagnostic imaging services; Intra Articular Joint Program, a proprietary, non-operative treatment protocol for addressing knee pain and stiffness caused by osteoarthritis; and medical real estate services. In addition, the Company owns and operates nine ambulatory surgery centers.

For more information on PainCare Holdings, please visit www.paincareholdings.com.

This press release contains forward-looking statements that may be subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. These forward-looking statements, which may include statements regarding our future financial performance or results of operations, including expected revenue growth, cash flow growth, future expenses, future operating margins and other future or expected performance, are subject to the following risks: the acquisition of businesses or the launch of new lines of business, which could increase operating expenses and dilute operating margins; the inability to attract new patients by our owned practices, the managed practices and the limited management practice; increased competition, which could lead to negative pressure on our pricing and the need for increased marketing; the inability to maintain, establish or renew relationships with physician practices, whether due to competition or other factors; the inability to comply with regulatory requirements governing our owned practices, the managed practices and the limited management practices; that projected operating efficiencies will not be achieved due to implementation difficulties or contractual spending commitments that cannot be reduced; and to the general risks associated with our businesses.

In addition to the risks and uncertainties discussed above you can find additional information concerning risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements in the reports that we have filed with the Securities and Exchange Commission.  The forward-looking statements contained in this press release represent our judgment as of the date of this release and you should not unduly rely on such statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.  In light of these risks and uncertainties, the forward-looking events and circumstances discussed in the filing may not occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements.

FOR MORE INFORMATION, PLEASE CONTACT:

Media Relations

Suzanne Beranek at 407.475.0763 or via email at zanberanek@yahoo.com

Investor Relations

Dodi Handy, Elite Financial Communications Group, LLC

at 407.585.1080 or via email at prz@efcg.net